EXHIBIT 99.7
LETTER OF RESIGNATION
TO: BOARD OF DIRECTORS OF [                                        ]
     At the request of Triumph HealthCare Holdings, Inc. (“Triumph”), I, [Name], hereby resign as a [director and/or an officer] of [                                        ], a [                                        ] [corporation] (the “Corporation”), effective at, and subject to, the closing of that certain merger transaction contemplated by the Agreement and Plan of Merger, dated as of November 3, 2009, by and between RehabCare Group, Inc., RehabCare Group East, Inc., RehabCare Hospital Holdings, LLC, RehabCare Merger Sub Corporation, Triumph and TA Associates, Inc., in its capacity as securityholder representative (the “Merger”). Triumph, by execution of this letter in the signature block below, hereby agrees that this resignation constitutes a “Termination by the Company Without Cause” under my employment agreement and agrees to pay me the “Termination Benefits,” as defined in my employment agreement.
Respectfully submitted,

[                    ]
Acknowledged and Agreed:
TRIUMPH HEALTHCARE HOLDINGS, INC.

LETTER OF RESIGNATION
TO: BOARD OF DIRECTORS OF [                    ]
     At the request of Triumph HealthCare Holdings, Inc. (“Triumph”), I, [Name], hereby resign as a [director and/or an officer] of [                    ], a [                    ] [corporation] (the “Corporation”), effective at, and subject to, the closing of that certain merger transaction contemplated by the Agreement and Plan of Merger, dated as of November 3, 2009, by and between RehabCare Group, Inc., RehabCare Group East, Inc., RehabCare Hospital Holdings, LLC, RehabCare Merger Sub Corporation, Triumph and TA Associates, Inc., in its capacity as securityholder representative (the “Merger”). Triumph, by execution of this letter in the signature block below, hereby agrees to pay me severance in the amount of $                     in consideration for my resignation and service to Triumph.

Respectfully submitted,

[ ]

Acknowledged and Agreed:

TRIUMPH HEALTHCARE HOLDINGS, INC.